UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006

Easton-Bell Sports, Inc.
(Exact Name of registrant as specified in charter)

Delaware	333-123927	20-1636283
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)
7855 Haskell Avenue
Van Nuys, CA 91406
(Address of principal executive offices, including zip code)
(800) 347-3901
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
William Fry, President of Easton-Bell Sports, Inc. (the “Registrant”) and President of the Registrant’s Action Sports division, announced to the board of directors of the Registrant that he intends to exercise his rights under Section 4.6 of his employment agreement as currently in effect. The effective date is expected to be on or about March 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.
Date: December 20, 2006	By:	/s/ Mark Tripp
		Name:	Mark Tripp
		Title:	Chief Financial Officer